As filed with the Securities and Exchange Commission on February 26, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

J.B. HUNT TRANSPORT SERVICES, INC. (Exact name of registrant as specified in its charter)	J.B. HUNT TRANSPORT, INC. (Exact name of registrant as specified in its charter)

Arkansas	Georgia
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

71-0335111 (I.R.S. Employer Identification Number)	58-1081267 (I.R.S. Employer Identification Number)

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745-0130

(479) 820-0000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

John N. Roberts, III

J.B. Hunt Transport Services, Inc.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745-0130

(479) 820-0000

(Name, address, including zip code, and telephone number, including area code, of agent for service

Copies To:

C. Douglas Buford, Jr. Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. 425 West Capitol Avenue, Suite 1800 Little Rock, Arkansas 72201-3525 (501) 688-8800	Edward F. Petrosky Robert Mandell Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt securities	(1)	(1)	(1)	(2)
Guarantees of debt securities	(1)	(1)	(1)	(3)
(1)	An indeterminate amount of each identified class of securities is being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(3)

Guarantees of J.B. Hunt Transport, Inc. may be issued from time to time with respect to the debt securities.  No separate consideration will be paid with respect to any such guarantees. No separate fee is required under Rule 457(n) with respect to the guarantees being registered.

ii

PROSPECTUS

J.B. HUNT TRANSPORT SERVICES, INC.

Debt Securities

J.B. HUNT TRANSPORT, INC.

Guarantees of Debt Securities

J. B. Hunt Transport Services, Inc. may offer and sell from time to time, in one or more offerings, debt securities at prices and on terms determined at the time of any such offering. The debt securities may be guaranteed by J.B. Hunt Transport, Inc., a wholly owned subsidiary of J. B. Hunt Transport Services, Inc. We may offer and sell debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Each time debt securities are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

Investing in the securities involves risks. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

________________________

This prospectus is dated February 26, 2014

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the Securities and Exchange Commission, or the SEC. We have not authorized anyone to provide you with any different or additional information, and if anyone provides you such information you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any such free writing prospectus is accurate as of any date other than the date on the front of such document. Any information incorporated by reference in this prospectus, any accompanying prospectus supplement or any such free writing prospectus is accurate only as of the date of the document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

TABLE OF CONTENTS

Page

About This Prospectus	1

Where You Can Find More Information	2

Incorporation of Certain Documents by Reference	2

Forward-Looking Statements	3

The Company	4

Risk Factors	4

Use of Proceeds	4

Ratio of Earnings to Fixed Charges	5

Description of Debt Securities	5

Plan of Distribution	22

Legal Matters	22

Experts	23

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, sell debt securities, which may or may not be guaranteed, under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description thereof.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the debt securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together, they provide the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information.”

References in this prospectus to “JBHT Services,” the “Company,” “we,” “us” and “our” refer to J.B. Hunt Transport Services, Inc. and its subsidiaries, unless otherwise specified or unless the context otherwise requires. References to “Transport” refer to J.B. Hunt Transport, Inc., a wholly-owned subsidiary of JBHT Services.

References herein to “$,” “dollars” and “U.S. dollars” are to United States dollars. Financial data included or incorporated by reference herein have been presented in accordance with accounting principles generally accepted in the United States of America.

The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s website (http://www.sec.gov). You may also read any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates from the Public Reference Room of the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” documents that we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following document that we filed with the SEC:

●	Annual Report on Form 10-K for the year ended December 31, 2013.

In addition, all documents and reports that we subsequently file with the SEC (other than any portion of such filings that are furnished rather than filed under applicable SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering of the securities to which this prospectus relates shall be deemed to be incorporated in this prospectus by reference.

You may request a copy of any documents incorporated by reference herein at no cost by writing or telephoning us at:

J.B. Hunt Transport Services, Inc.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745-0130

Attention: David N. Chelette

Telephone number: 479-820-0000

FORWARD-LOOKING STATEMENTs

This prospectus, including documents which are incorporated herein by reference, contains statements that may be considered to be “forward-looking statements.” Such statements relate to our predictions concerning future events or operations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are inherently uncertain, subject to risks, and should be viewed with caution. These statements are based on our belief or interpretation of information currently available. Prospective investors are cautioned that actual results and future events may differ materially from these forward-looking statements as a result of many factors. Some of the factors and events that are not within our control and that could have a material impact on future results include: general economic and business conditions, competition and competitive rate fluctuations, cost and availability of diesel fuel, ability to attract and retain qualified drivers and delivery personnel, a loss of one or more major customers, interference with or termination of our relationships with certain railroads, insurance costs and availability, claims expense, retention of key employees, accidents, terrorist attacks or actions, acts of war, adverse weather conditions, disruption or failure of information systems, new or different environmental or other laws and regulations, adverse legal conditions, increased costs for new revenue equipment or decreases in the value of used equipment, the ability of revenue equipment manufacturers to perform in accordance with agreements for guaranteed equipment trade-in values, and audits or tax assessments of various federal, state or local taxing authorities. Additionally, our business is somewhat seasonal with slightly higher freight volumes typically experienced during August through early November in our full-load transportation business.

You should understand that many important factors, in addition to those listed above, could impact us operationally and financially. Our results may fluctuate as a result of these and other risk factors or events as described in our filings with the SEC. Some important factors that could cause our future results to differ from estimates or projections contained in the forward-looking statements are described under “Risk Factors” in our most recent Annual Report on Form 10-K, as may be updated in our subsequent Quarterly Reports on Form 10-Q and other reports we subsequently file with the SEC. Except as required by applicable law, we assume no obligation to update any forward-looking statement to the extent we become aware that it will not be achieved for any reason.

THE COMPANY

We are one of the largest surface transportation and delivery service companies in North America. J.B. Hunt Transport Services, Inc. is a publicly held holding company that, together with our principal operating subsidiary, J.B. Hunt Transport, Inc., and other wholly owned subsidiaries, provides a wide range of transportation services to a diverse group of customers throughout the continental United States, Canada and Mexico. We were incorporated in Arkansas on August 10, 1961, and have been a publicly held company since our initial public offering in 1983.

Our service offerings include transportation of full-truckload containerized freight, which we directly transport utilizing our company-controlled revenue equipment and company drivers or independent contractors. We have arrangements with most of the major North American rail carriers to transport freight in containers and trailers. We also provide customized freight movement, revenue equipment, labor, systems and delivery services that are tailored to meet individual customers’ requirements and typically involve longer-term contracts. As of December 31, 2013, we had 18,467 employees.

Our principal executive offices are located at 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745-0130 and our telephone number is (479) 820-0000.

Transport was incorporated in Georgia on November 6, 1969. Its principal executive offices are located at 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745-0130 and its telephone number is (479) 820-0000.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in this prospectus or the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or contained in or incorporated by reference in this prospectus, including, among other things, the matters discussed under “Risk Factors” included in the applicable prospectus supplement, in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as well as any other risk factors we may describe in any other reports we subsequently file with the SEC.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from any sale of debt securities offered by this prospectus for general corporate purposes. General corporate purposes may include:

●	repayment or refinancing of a portion of our existing short-term or long-term debt;

●	capital expenditures;

●	additional working capital; and

●	the repurchase of shares of our outstanding common stock.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated.

	Year Ended December 31,
	2013	2012	2011	2010	2009

Ratio of earnings to fixed charges	18.57x	16.56x	12.98x	10.55x	7.94x

For purpose of calculating our ratios of earnings to fixed charges, earnings represent earnings from continuing operations before income taxes, excluding fixed charges. Fixed charges represent interest expense, amortization of costs related to indebtedness, and that portion of rental expense estimated to be the equivalent of interest. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued in one or more series under that certain indenture dated as of September 20, 2010, by and among us, J.B. Hunt Transport, Inc., a subsidiary of ours who may guarantee the debt securities, and U.S. Bank National Association, as trustee. References herein to the “indenture” refer to such indenture, as amended or supplemented from time to time, and references to the “trustee” refer to such trustee or any other trustee for any particular series of debt securities issued under the indenture. The terms of the debt securities of any series will be those specified in or pursuant to the indenture and in the applicable debt securities of that series and those made part of the indenture by the Trust Indenture Act of 1939, as amended.

The following description of selected provisions of the indenture and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of the applicable debt securities, see “Where You Can Find More Information” in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the indenture. When we refer to “J.B. Hunt,” “we”, “us,” or “our” in this section or when we otherwise refer to ourselves in this section, we mean J.B. Hunt Transport Services, Inc., excluding, unless otherwise expressly stated or the context otherwise requires, our subsidiaries.

The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When we offer to sell the debt securities of a particular series, we will describe the specific terms of such debt securities in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement differ from any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

The debt securities of each series will constitute our unsecured unsubordinated obligations and will rank on a parity in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. We can issue an unlimited principal amount of debt securities under the indenture. The indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

●	the title of the series of debt securities;

●	any limit on the aggregate principal amount of debt securities of the series;

●	the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine such date or dates;

●	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

●	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

●	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

●	the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

●

the person to whom any interest on the debt securities of the series will be payable, if different than the person in whose name a debt security is registered at the close of business on the regular record date for that interest;

●

the manner in which, or the person to whom, any interest on any bearer security of the series of debt securities will be payable, if different than upon presentation and surrender of the coupons relating to the bearer security;

●	the terms and conditions, if any, upon which we are required to, or may, at our option, redeem debt securities of the series;

●	the terms and conditions, if any, upon which we will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

●	the terms of any sinking fund or analogous provision;

●	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

●

the authorized denominations in which the series of debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, in the case of registered securities, or denominations of $5,000, in the case of bearer securities;

●

the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer and exchange and, if applicable, for conversion into or exchange for other securities or property, and (3) notices or demands to or upon us in respect of the debt securities of the series or the indenture may be served, if different than the Borough of Manhattan, The City of New York;

●

if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made and the ability, if any, of us or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies;

●

whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “Indexed Securities”) and the manner used to determine those amounts;

●	any addition to, modification, or deletion of, any covenant or Event of Default with respect to debt securities of the series;

●

whether the debt securities of the series will be issuable in registered or bearer form or both and whether any debt securities of the series will be issued in temporary or permanent global form and, if so, the identity of the depositary for the global debt securities;

●

whether and under what circumstances we will pay Additional Amounts on the debt securities of the series to any holder who is a United States Alien in respect of any tax, assessment, or other governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay the Additional Amounts;

●	whether any of our subsidiaries will provide guarantees of the debt securities; and

●	any other terms of debt securities of the series.

As used in this prospectus and any prospectus supplement relating to the offering of debt securities, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Other than to the extent provided with respect to the debt securities of a particular series and described in an applicable prospectus supplement, the indenture will not contain any provisions that would limit our ability to incur indebtedness or to substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1)	a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties,

(2)	a change of control, or

(3)	a reorganization, restructuring, merger, or similar transaction involving us that may adversely affect the holders of our debt securities.

Registration, transfer, payment, and paying agent

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that we may also issue debt securities in bearer form only, or in both registered and bearer form. Purchasers of bearer securities will be subject to certification procedures and may be affected by limitations under United States tax laws. The terms of the bearer securities of the particular series and the applicable procedures and limitations will be described in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, registered securities will be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof, and bearer securities will be issued in denominations of $5,000.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the Borough of Manhattan, The City of New York. However, we, at our option, may make payments of interest on any interest payment date on any registered security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the indenture.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

Unless otherwise specified in the applicable prospectus supplement, we will not be required to:

●

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

●

register the transfer of or exchange any registered security, or portion of any registered security, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

●

issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Book-entry debt securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating thereto. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

We anticipate that global debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, New York, New York, and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities except in the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of direct participants in the debt securities in accordance with its procedures.

A beneficial owner of debt securities shall give notice to elect to have its debt securities repurchased or tendered, through its participant to the trustee and shall effect delivery of such debt securities by causing the direct participant to transfer the participant’s interest in such debt securities, on DTC’s records, to the trustee. The requirement for physical delivery of debt securities in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of such debt securities to the trustee’s DTC account.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote such global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

Principal of and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except as described in this prospectus, owners of beneficial interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, owners of beneficial interests in a global debt security will not receive certificates representing their interests. However, if

●

DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days of the notification or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,

●	we determine, in our sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

●	an Event of Default under the indenture has occurred and is continuing with respect to the debt securities of any series,

we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

We obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but neither we nor any applicable underwriters, agents or dealers take any responsibility for the accuracy of this information.

Outstanding debt securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the indenture:

●

the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,

●

the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance,

●

the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and

●	a debt security owned by us or any obligor on the debt security or any affiliate of ours or such other obligor shall be deemed not to be outstanding.

Redemption and repurchase

The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by us at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Conversion and exchange

The terms and conditions, if any, on which debt securities of any series are convertible into or exchangeable for shares of our common stock or other securities or property will be set forth in the applicable prospectus supplement.

Subsidiary guarantees

If specified in the applicable prospectus supplement, one or more of our subsidiaries (our “subsidiary guarantors”) will guarantee the debt securities of a series, including, if applicable, any subsidiaries that are added as subsidiary guarantors with respect to the debt securities of that series after the date of original issue.

Covenants

Merger, Consolidation, and Transfer of Assets

The indenture provides that we will not, in any transaction or series of related transactions, consolidate or merge with or into any other person or sell, lease, assign, transfer, or otherwise convey all or substantially all of our assets to any other person unless:

●

either (1) we shall be the continuing person (in the case of a merger) or (2) the successor person (if other than us) formed by or resulting from the consolidation or merger or to which such assets shall have been sold, leased, assigned, transferred, or otherwise conveyed is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the indenture and the due and punctual performance of all of our other obligations under the indenture and the debt securities outstanding thereunder, including any applicable conversion or exchange rights of holders;

●

immediately after giving effect to such transaction or transactions, no Event of Default under the indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the indenture, shall have occurred and be continuing; and

●	the trustee shall have received an officer’s certificate and opinion of counsel to the effect that all conditions precedent have been satisfied.

Upon any consolidation by us with, or our merger into, any other person or any sale, assignment, transfer, lease, or conveyance of all or substantially all of our assets to any person in accordance with the provisions of the indenture described above, the successor person formed by the consolidation or into which we are merged or to which the sale, assignment, transfer, lease, or other conveyance is made shall succeed to, and be substituted for, us and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named as us therein; and thereafter, except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the indenture and the debt securities issued under that indenture.

Limitations on Liens

The indenture limits the amount of liens that we or our subsidiaries may incur or otherwise create, in order to secure indebtedness for borrowed money, upon any Principal Facility or any shares of capital stock that any of our subsidiaries owning any Principal Facility has issued to us or any of our subsidiaries. If we or any of our subsidiaries incur such liens, then we will secure the debt securities and, in the case of liens upon any Principal Facility owned or leased by any guarantor of the debt securities, then such guarantor will secure the guarantee of the debt securities to the same extent and in the same proportion as the debt that is secured by such liens. This covenant does not apply, however, to any of the following:

●	liens existing on the date of the indenture;

●

liens on property or shares of capital stock existing at the time we or any of our subsidiaries acquire such property or shares of stock (including acquisition through merger, share exchange or consolidation) or securing the payment of all or part of the purchase price, construction or improvement thereof incurred prior to, at the time of, or within 180 days after the later of the acquisition, completion of construction or improvement or commencement of full operation of such property for the purpose of financing all or a portion of such purchase or construction or improvement; or

●

liens for the sole purpose of extending, renewing or replacing in whole or in part the indebtedness secured by any lien referred to in the foregoing two bullet points or in this bullet point; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property that secured the lien so extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, we and/or any of our subsidiaries may create, assume or incur liens that would otherwise be subject to the restriction described above, without securing debt securities issued under the indenture equally and ratably, if the aggregate principal amount of all outstanding indebtedness secured by the liens plus the aggregate value of Sale and Leaseback Transactions does not at the time exceed 15% of Consolidated Net Tangible Assets.

“Consolidated Net Tangible Assets” means the excess over current liabilities of all assets appearing on our most recent quarterly or annual consolidated balance sheet, less (a) goodwill and other intangible assets and (b) the minority interests of others in subsidiaries.

“Principal Facility” means any facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for  distribution or warehousing and located in the United States, owned or leased pursuant to a capital lease by us or any subsidiary, that has a gross book value (without deduction of any depreciation reserve) on the date as of which the determination is being made exceeding 2% of Consolidated Capitalization.

“Consolidated Capitalization” means the total of all the assets appearing on our most recent quarterly or annual consolidated balance sheet, less (a) current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof, but maturing within 12 months from the date of such consolidated balance sheet, and (b) deferred income tax liabilities appearing on such consolidated balance sheet.

Sale and Leaseback Transactions

A Sale and Leaseback Transaction by us or any of our subsidiaries of any Principal Facility is prohibited unless, within 180 days of the effective date of the arrangement, an amount equal to the greater of the net proceeds of the sale of the property leased pursuant to the Sale and Leaseback Transaction or the fair value of the property at the time of entering into the Sale and Leaseback Transaction as determined by our board of directors (“value”) is applied by us to the retirement of non-subordinated indebtedness for money borrowed with more than one year stated maturity from its date of creation, including our debt securities, except that such sales and leasebacks are permitted to the extent that the “value” thereof plus the other secured debt referred to in the second full paragraph above in the subsection entitled “––Limitations on Liens” does not at the time exceed 15% of our Consolidated Net Tangible Assets.

A “Sale and Leaseback Transaction” means the sale or transfer of a Principal Facility now owned or hereafter acquired with the intention of taking back a lease of the property, except a lease for a temporary period of less than three years, including renewals, with the intent that the use by us or any subsidiary will be discontinued on or before the expiration of such period.

Provision of Financial Information

We will be required to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual and other reports which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If we are not so required to file such reports to the SEC under said Sections, then we will be required to file with the trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such of the supplementary and periodic reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations. Any documents filed by us with the SEC via the SEC’s EDGAR system will be deemed filed with the trustee as of the time such documents are filed via the SEC’s EDGAR system.

Other

Any other covenants applicable to the debt securities of any series will be specified in the applicable prospectus supplement.

Events of default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the indenture as being:

(1)	default for 30 days in payment of any interest on, or any Additional Amounts payable in respect of any interest on, any debt security of that series;

(2)

default in payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any debt security of that series when due, whether at maturity, upon redemption, upon repurchase at the option of the holder or otherwise;

(3)	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any debt security of that series;

(4)

default by us in the delivery of any shares of common stock, together with cash instead of fractional shares, or any other securities or property when required to be delivered upon conversion of any convertible debt security of that series or upon the exchange of any exchangeable debt security of that series, and continuance of such default for a period of 10 business days;

(5)

the cessation of a guarantee of any debt security of that series to be in full force and effect, other than in accordance with the terms of the indenture, or the denial by a subsidiary guarantor of its liability under its guarantee;

(6)

default by us in the performance, or breach, of any covenant or warranty in the indenture or any debt security of that series not covered elsewhere in this section, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, which shall not have been remedied for a period of 60 days after notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

(7)

our failure or the failure of any subsidiary of ours that is a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC (a “Significant Subsidiary”) to pay when due, either at maturity, upon redemption, upon exercise of a repurchase right, upon acceleration or otherwise, any indebtedness for money borrowed by us or any such Significant Subsidiary in excess of $50 million principal amount under any bond, debenture, note or other evidence of indebtedness unless such indebtedness (other than indebtedness due upon acceleration) is discharged, or the default in respect of such other indebtedness is waived, cured, rescinded, or annulled, within 30 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding;

(8)

the rendering of a final judgment or judgments (not subject to appeal and not covered by insurance) against us or any of our subsidiaries in excess of $15 million which remains unstayed, unpaid, undischarged, or unbonded for 60 days;

(9)	specified events of bankruptcy, insolvency, or reorganization with respect to us or any Significant Subsidiary of ours; or

(10)	any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The trustee is required to give notice to holders of the debt securities of any series within 90 days of a default relating to such debt securities; provided, however, that the trustee may withhold such notice except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, in respect of such debt securities or a default or in the delivery of securities or property upon conversion or exchange of such debt securities in accordance with their terms, if the trustee, in good faith, determines it in the best interest of such holders to do so.

If an Event of Default specified in clause (9) above occurs with respect to us and is continuing, then the principal of all the debt securities and interest, if any, thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and interest, if any, thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such acceleration and its consequences.

The indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no inconsistent direction has been given to the trustee during such 60 day period by the holders of a majority in aggregate principal amount of the debt securities of that series. Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of such holder.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee reasonable indemnity. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee.

Within 120 days after the close of each fiscal year, we and any subsidiary guarantors must deliver to the trustee an officers’ certificate stating whether or not each certifying officer has knowledge of any default under the indenture and, if so, specifying each such default and the nature and status thereof.

Modification, waivers, and meetings

The indenture permits us, the subsidiary guarantor or guarantors, if applicable, and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the indenture. However, no modification or amendment shall, among other things,

●	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities, or

●

reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts with respect to any debt securities, or change our obligation to pay Additional Amounts, or

●	reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security, or

●	adversely affect any right of repurchase at the option of any holder, or

●	release any subsidiary guarantor from any of its obligations under its guarantee or the indenture other than in accordance with the terms of the indenture, or

●	change any place where or the currency in which any debt securities are payable, or

●	adversely affect the right, if any, of holders to convert or exchange any debt securities for other securities or property in accordance with their terms, or

●

impair the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity or the right to convert or exchange any debt securities in accordance with their terms, or

●

reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the indenture and their consequences, or

●	reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities,

without, in each case, obtaining the consent of the holder of each outstanding debt security affected by the modification or amendment.

The indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities, to modify or amend the indenture, among other things:

●

to add to the Events of Default or our covenants or the covenants of any applicable subsidiary guarantor in a manner that benefits the holders of all or any series of debt securities issued under the indenture;

●	to add or release a subsidiary guarantor as required or permitted by the indenture;

●	to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;

●	to establish the form or terms of debt securities of any series and any related coupons;

●

to cure any ambiguity or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, in each case which shall not adversely affect the interests of the holders of any series of debt securities;

●

to amend or supplement any provision contained in the indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision; or

●

to conform the terms of the indenture or the debt securities to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of those debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some of the restrictive provisions of the indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to the debt securities of that series and its consequences, except a default (i) in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities of that series, (ii) in the delivery of securities or property upon the conversion or exchange of any debt securities of that series in accordance with their terms, or (iii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the trustee, and also, upon our request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of a series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Discharge, defeasance, and covenant defeasance

Satisfaction and Discharge

Upon our direction, the indenture shall cease to be of further effect with respect to the debt securities of any series specified by us, subject to the survival of specified provisions of the indenture, including our obligation to repurchase such debt securities at the option of the holders thereof or to convert or exchange such debt securities into other securities or property in accordance with their terms, if applicable, and our obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

●	either

(A) all outstanding debt securities of that series and, in the case of bearer securities, all related coupons have been delivered to the trustee for cancellation, subject to exceptions, or

(B) all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series and, if applicable, related coupons, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

●	we have paid all other sums payable under the indenture with respect to the debt securities of that series; and

●	the trustee has received an officers’ certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the indenture have been satisfied.

If the debt securities of any series provide for the payment of Additional Amounts, we will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, we may elect with respect to the debt securities of the particular series either:

●	to defease and discharge ourselves and, if applicable, any subsidiary guarantor, from any and all obligations with respect to those debt securities (“full defeasance”), except for, among other things:

(1)

the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below,

(2)	the obligations to register the transfer or exchange of those debt securities,

(3)	the obligation to replace temporary or mutilated, destroyed, lost, or stolen debt securities,

(4)	the obligation to maintain an office or agency in respect of those debt securities,

(5)	the obligation to hold moneys for payment in respect of those debt securities in trust, and

(6)

the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof or to exchange or convert those debt securities into other securities or property in accordance with their terms, or

●

to be released from our obligations with respect to those debt securities under the specified covenants in the indenture described under “—Covenants—Limitation on Liens” and “—Covenants—Limitation on Sale and Leaseback Transactions” and, if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments, whether at maturity, upon redemption, upon repayment at the option of the holder or otherwise.

The full defeasance or covenant defeasance described above shall only be effective if, among other things:

●	it shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or are bound;

●	in the case of full defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that:

(A)	we have received from, or there has been published by, the Internal Revenue Service a ruling, or

(B)	since the date of the indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the full defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

●

in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

●

if the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date;

●

no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of full defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to us or any Significant Subsidiary of ours or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

●

we shall have delivered to the trustee an officers’ certificate and legal opinion to the effect that all conditions precedent to the full defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event we effect covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting full defeasance or covenant defeasance with respect to the debt securities of a particular series.

Governing law

The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell our debt securities offered by this prospectus:

●	through agents;

●	to or through underwriters;

●	through dealers;

●	directly by us to other purchasers; or

●	through a combination of any such methods of sale.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation will be described in the applicable prospectus supplement.

We (directly or through agents) may sell, and the underwriters may resell, the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of our debt securities, the underwriters or agents may receive compensation from us or from purchasers of the debt securities for whom they may act as agents. The underwriters may sell debt securities to or through dealers, who may also receive compensation from purchasers of the debt securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

If so indicated in the prospectus supplement relating to a particular offering of debt securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the debt securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

LEGAL MATTERS

In connection with particular offerings of debt securities, and if stated in the applicable prospectus supplements, the validity of the debt securities and certain other matters will be passed upon for us by Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., Little Rock, Arkansas. Sidley Austin LLP, New York, New York, will act as counsel for any underwriters, dealers or agents named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of J.B. Hunt Transport Services, Inc. appearing in J.B. Hunt Transport Services, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013, including the schedule appearing therein, and the effectiveness of J.B. Hunt Transport Services, Inc.’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution

The following table sets forth the expenses payable by us in connection with the sale of the debt securities being registered hereby. All of the amounts shown are estimates.

Expense	Amount to be Paid
SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing and duplicating expenses		**
Rating agency fees		**
Trustee fees		**
Miscellaneous		**
TOTAL	$

*

Under Rule 456(b) and Rule 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of debt securities under the registration statement, and is therefore not currently determinable.

**	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of directors and officers

J.B. Hunt Transport Services, Inc.

The Company’s Bylaws provide that the Company shall, to the fullest extent permitted by the Arkansas Business Corporation Act of 1987 (the “Corporation Act”), as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

Section 4-27-850 of the Corporation Act permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that the directors, officers, employee or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 4-27-202 of the Corporation Act, the Company’s Articles of Incorporation, as amended, provide that the Company’s directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 4-27-833 of the Corporation Act, which makes directors liable for unlawful dividends or unlawful distributions, (d) for transactions from which directors derive improper personal benefit or (e) for any action, omission, transaction, or breach of a director’s duty creating any third-party liability to any person or entity other than the corporation or stockholder.

In accordance with Arkansas law, the Company has entered into indemnification agreements with its executive officers and directors, pursuant to which it will agree to pay certain expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement incurred by such directors in connection with certain actions, suits or proceedings. These agreements require directors to repay the amount of any expenses advanced if it shall be determined that they shall not have been entitled to indemnification.

J.B. Hunt Transport, Inc.

Sections 14-2-851 and 14-2-857 of the Georgia Business Corporation Code permit a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including counsel fees), incurred by them in connection with a threatened, pending or completed action, suit or proceeding if the directors, officers, employee or agents acted in good faith and reasonably believed (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for reasonable expenses incurred in connection with the proceeding if it is determined that the director, officer, employee or agent has met the relevant standard of conduct described above, except that no indemnification shall be made if such person shall have been adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

Item 16. Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

(a)           Each undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) under the Securities Act as part of a registration statement in reliance on Rule 430B under the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) under the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B under the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of J. B. Hunt Transport Services, Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the relevant trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, State of Arkansas, on February 26, 2014.

J.B. HUNT TRANSPORT SERVICES, INC.

By:	/s/ John N. Roberts, III
John N. Roberts, III
President and Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John N. Roberts, III, and David G. Mee, and each of them, individually, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead in any and all capacities, to sign this registration statement and any and all amendments to this registration statement, including post-effective amendments, and registrations filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does grant unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on February 26, 2014.

Signature	Title

/s/ Kirk Thompson	Member of the Board of Directors (Chairman)
Kirk Thompson

/s/ Wayne Garrison	Member of the Board of Directors
Wayne Garrison

/s/ Gary C. George	Member of the Board of Directors
Gary C. George

/s/ J. Bryan Hunt, Jr.	Member of the Board of Directors
J. Bryan Hunt, Jr.

/s/ Coleman H. Peterson	Member of the Board of Directors
Coleman H. Peterson

/s/ James L. Robo	Member of the Board of Directors
James L. Robo

/s/ Sharilyn S. Gasaway	Member of the Board of Directors
Sharilyn S. Gasaway

/s/ John N. Roberts III	Member of the Board of Directors
John N. Roberts III	(President and Chief Executive Officer)

Member of the Board of Directors
John A. White

/s/ Douglas G. Duncan	Member of the Board of Directors
Douglas G. Duncan

/s/ David G. Mee	Executive Vice President, Finance and Administration,
David G. Mee	Chief Financial Officer

/s/ David N. Chelette	Senior Vice President and Treasurer
David N. Chelette

/s/ Francesca M. Edwardson	Member of the Board of Directors
Francesca M. Edwardson

Signatures of Co-Registrant

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, State of Arkansas, on February 26, 2014.

J.B. HUNT TRANSPORT, INC.

By:	/s/ John N. Roberts, III
John N. Roberts, III
President and Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John N. Roberts, III and David G. Mee, and each of them, individually, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead in any and all capacities, to sign this registration statement and any and all amendments to this registration statement, including post-effective amendments, and registrations filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does grant unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on February 26, 2014.

Signature	Title

/s/ John N. Roberts, III	Member of the Board of Directors
John N. Roberts, III	(President and Chief Executive Officer)

/s/ Kirk Thompson	Member of the Board of Directors
Kirk Thompson

/s/ David G. Mee	Member of the Board of Directors
David G. Mee	(Secretary and Chief Financial Officer)

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement related to Debt Securities
4.1

Form of Indenture by and among Registrant, as issuer, Co-Registrant, as initial guarantor, and U.S. Bank National Association (filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-3 filed on September 14, 2010 and incorporated herein by reference).

4.2*	Form of Debt Securities
5.1**	Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.
12.1**	Statement of Computation of Ratio of Earnings to Fixed Charges
23.1**	Consent of Ernst & Young LLP
23.2**	Consent of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. (included in Exhibit 5.1)
24.1**	Power of Attorney of Persons signing this registration statement on behalf of J.B. Hunt Transport Services, Inc. (included on Registrant’s signature page of Registration Statement)
24.2**	Power of Attorney of Persons signing this registration statement on behalf of J.B. Hunt Transport, Inc. (included on Co-Registrant’s signature page of Registration Statement)
25.1**	Form T-1 Statement of Eligibility with respect to the Debt Securities and related Guarantees

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.